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                                                                      EXHIBIT 16



                                                           [ANDERSEN LOGO]

                                                           Arthur Andersen LLP

                                                           225 Franklin Street
                                                           Boston MA 02110-2812
Office of the Chief Accountant
Securities and Exchange Commission                         Tel 617 330 4000
450 Fifth Street,  N.W.                                    Fax 617 439 9731
Washington, DC  20549
                                                           www.andersen.com

April 12, 2002


Dear Sir or Madam:


We have read Item 4 included in the attached Form 8-K dated April 12, 2002 of AMTROL, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP
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Arthur Andersen LLP